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                            ELECTRIC LIGHTWAVE, INC.
                 Proxy Solicited on Behalf of Board of Directors
The undersigned hereby appoints Stanley Harfenist, Robert A. Stanger, Maggie Wilderotter or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Electric Lightwave, Inc. (the "Company") to be held on Thursday, May 20, 1999, at 2:30 p.m., Central Time, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting.

                                 Signature: __________________________________

                                 Signature: __________________________________

                                 Date: ________________________________,  1999

                                 Note:   Please sign exactly as name appears
                                         hereon. Joint owners should each sign.
                                         When signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such.

This proxy when properly executed will be voted in the manner directed by the signatory stockholder. If no direction is made, this proxy will be voted "For" Proposal 1, "For" Proposal 2 and "For" Proposal 3.

--------------------------------------------------------------------------------

                            ELECTRIC LIGHTWAVE, INC.

Please complete both sides of this Proxy Card and return in the enclosed envelope.
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
Proposal 1                                                    Proposal 2
----------                                                    ----------
Election of Directors                                         Approve an Amendment of the 1997 Equity Incentive Plan.
                                    Nominees:
                                                              For [ ]                   Against [ ]               Abstain [ ]
  For [ ]      Withheld [ ]         Daryl A. Ferguson
                                    Guenther E. Greiner
                                    Stanley Harfenist
                                    David B. Sharkey          Proposal 3
                                    Robert A. Stanger         -----------
                                    Leonard Tow               Approve an Amendment of the 1998 Employee Stock Purchase Plan.
                                    Maggie Wilderotter

For, except vote withheld from                                For [ ]                   Against [ ]               Abstain [ ]
the following Nominee(s)

______________________________

______________________________
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